UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2018

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Woodcrest Place, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 15, 2018, the board of directors (the “Board”) of ServisFirst Bancshares, Inc. (the “Company”) voted to increase the size of the Board, effective immediately, from six directors to seven directors, and appointed Irma Tuder to the Board to fill the resulting vacancy. Ms. Tuder’s initial term as a director will expire at the Company’s 2019 annual meeting of stockholders. On the recommendation of the Company’s Corporate Governance and Nominations Committee, the Board also appointed Ms. Tuder to the audit committee of the Board.

Ms. Tuder has served as a member of Tuder Investments, LLC, a private investment firm, since its formation in November 2007. Prior to 2007, she was the founder, CEO and Board Chairperson of Analytical Services, Inc. (ASI), a nationally recognized business providing management and technical solutions to federal government agencies until its sale in June 2007. Ms. Tuder has prior experience as a corporate controller and is a certified public accountant.

Ms. Tuder will be entitled to the standard compensation provided to non-employee directors.

There are no arrangements or understandings between Ms. Tuder and any other person pursuant to which Ms. Tuder was elected to serve as a director. Ms. Tuder also is not a party to any transactions, other than banking transactions with the Company’s subsidiary bank in the ordinary course of business, requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Dated: October 15, 2018	/s/ Thomas A Broughton III
By: Thomas A. Broughton III
Chief Executive Officer